EXHIBIT 16.1



       [MSPC
Certified Public
Accountants and Advisors,
A Professional Corporation - Letterhead]
--------------------------------------------------------------------------------


February 14, 2011

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

      We have read Green St. Energy, Inc.'s statements included under Item 4.01 of its Form 8-K and we agree with such statements concerning our firm.

                                      /s/  MSPC
                                      --------------
                                      Certified Public Accountants and Advisors,
                                      A Professional Corporation